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                [Kramer, Levin, Naftalis & Frankel Letterhead]



                                 May 20, 1996



MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Dear Sirs:

          We have acted as counsel to you, MCI Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (File No. 333-02593), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale from time to time of up to $750,000,000 in aggregate principal amount of (i) the Company's Junior Subordinated Deferrable Interest Debentures (the "Debentures"), each series of which will be issued pursuant to a Junior Subordinated Indenture (the "Indenture") to be entered into between the Company and Wilmington Trust Company, as Trustee (the "Debenture Trustee"), as such Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture creating such series (each, a "Supplemental Indenture" and, collectively, the "Supplemental Indentures"), (ii) preferred securities (the "Preferred Securities") of MCI Capital I, MCI Capital II, MCI Capital III and MCI Capital IV, each a
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MCI Communications Corporation
May 20, 1996
Page 2




trust formed under the laws of the State of Delaware (each, an "Issuer" and, collectively, the "Issuers"), and (iii) the Company's guarantees with respect to the Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"), each of which Guarantees will be issued pursuant to a guarantee agreement between the Company and the Trustee thereunder (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          We have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed copies or photocopies. As to various questions of fact material to our opinion, we have relied upon representations, state ments or certificates of officers and representatives of the Company, the Issuers and others. Based on the foregoing, it is our opinion that:

          1. The Debentures, when (i) issued and duly executed and authenticated in accordance with the terms of (a) the Indenture and (b) the applicable Supplemental Indenture creating such series of Debentures, in the forms filed as Exhibits 4.01 and 4.13, respectively, to the Registration Statement (and assuming the due authorization, execution and delivery of the Indenture and the applicable Supplemental Indenture by each of the parties thereto), and (ii) delivered against payment therefor, will be legally issued and will constitute binding obligations of the Company.

          2. The Guarantees, when issued pursuant to the applicable Guarantee Agreement, in the form filed as Exhibit 4.12 of the Registration Statement (and assuming the due authorization, execution and delivery of the applicable Guarantee Agreement by each of the parties thereto), will be legally issued and will constitute binding obligations of the Company.

          We are members of the Bar of the State of New York and are not members of the bar of any other state. We are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America, and we assume no
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MCI Communications Corporation
May 20, 1996
Page 3




responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or the effect of such laws thereon.

          In rendering the foregoing opinion, we have not expressed, explicitly or implicitly, any opinion as to proceedings before the Federal Communications Commission or matters arising under the Communications Act of 1934 or any similar state or local statute regulating communications.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

          We are delivering this opinion to the Company, and no person other than the Company may rely upon it without our prior written consent.

                                  Very truly yours,



                                  KRAMER, LEVIN, NAFTALIS & FRANKEL